UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 21, 2024
GLOBAL CLEAN ENERGY HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State of Incorporation)

000-12627	87-0407858
(Commission File Number)	(I.R.S. Employer Identification No.)

6451 Rosedale Hwy, Bakersfield, California	93308
(Address of Principal Executive Offices)	(Zip Code)

(661) 742-4600
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12).

☐	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.     Termination of a Material Definitive Agreement.

As previously disclosed, Bakersfield Renewable Fuels, LLC (“BKRF”), an indirect wholly-owned subsidiary of Global Clean Energy Holdings, Inc. (“we,” “us,” “our” and the “Company”), is party to that certain Turnkey Agreement with a Guaranteed Maximum Price for the Engineering, Procurement and Construction of the Bakersfield Renewable Fuels Project, by and between BKRF and CTCI Americas, Inc. (“CTCI”) dated as of May 18, 2021 (as amended from time to time, the “EPC Agreement”), pursuant to which CTCI agreed to provide services for the engineering, procurement, construction, start-up and testing of the Company’s Bakersfield Renewable Fuels Facility (the “Facility”). On October 21, 2024, BKRF notified CTCI that CTCI was in default under the EPC Agreement, and such defaults are not capable of cure. As a result, all further work under the EPC Agreement was terminated, and BKRF exercised its right to complete all remaining work. BKRF intends to pursue any and all remedies available to it as a result of such defaults under the EPC Agreement and at law, including enforcing its right to draw down on a letter of credit provided by CTCI in support of its obligations under the EPC Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 25, 2024	By:	/s/ Wade Adkins
Wade Adkins
Chief Financial Officer